Oaktree Announces Third Quarter 2016 Financial Results

As of September 30, 2016 or for the quarter then ended, and, where applicable, per Class A unit:

•	GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) was $58.3 million ($0.93 per unit), up from $1.9 million ($0.04 per unit) for the third quarter of 2015.

•
Adjusted net income was $162.1 million ($0.92 per unit), up from $27.0 million ($0.15 per unit) for the third quarter of 2015, driven by higher investment income, incentive income and fee-related earnings.

•	Distributable earnings were $141.5 million ($0.82 per unit), up 46% from $97.0 million ($0.53 per unit) for the third quarter of 2015, primarily on higher incentive income.

•	Assets under management were $99.8 billion, including uncalled capital commitments of $22.7 billion. Total AUM was up 2% for the quarter and down slightly over the last 12 months.

•	A distribution was declared of $0.65 per unit, bringing aggregate distributions relating to the last 12 months to $2.25.
LOS ANGELES, CA. October 28, 2016 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the third quarter ended September 30, 2016.
Jay Wintrob, Chief Executive Officer, said, “We delivered good results in the third quarter, primarily driven by strong investment returns and incentive income from realizations.  Fee-related earnings grew 23 percent year-over-year, reflecting additional closed-end fund management fees and prudent cost containment.  Distributable earnings rose 46 percent over last year’s third quarter, mainly due to a substantial increase in incentive income.  It’s natural that a strong realization environment will not simultaneously offer plentiful bargains, and thus we’re maintaining our ‘move forward, but with caution’ investing posture.  That said, our investment teams continue to be resourceful in identifying attractive investments and we remain well positioned, with record levels of dry powder to deploy at a faster pace if market conditions change and the opportunity set widens.”
GAAP-basis results for the third quarter and first nine months of 2016 included net income attributable to Oaktree Capital Group, LLC of $58.3 million and $135.4 million, respectively, up from $1.9 million and $60.0 million for the comparable 2015 periods. Both periods’ increases reflected higher segment profits, as well as a larger allocation of income to OCG based on the average number of Class A units outstanding.
Assets under management (“AUM”) were $99.8 billion as of September 30, 2016, up 2% from $98.1 billion as of June 30, 2016, and down slightly from $100.2 billion as of September 30, 2015. Management fee-generating assets under management (“management fee-generating AUM”) were $78.7 billion as of September 30, 2016, down slightly from $79.5 billion as of June 30, 2016, and up 3% from $76.5 billion as of September 30, 2015.
As of September 30, 2016, uncalled capital commitments (so-called “dry powder”) stood near a record high at $22.7 billion. Of these commitments, $13.3 billion were not yet generating management fees (so-called “shadow AUM”). Gross capital raised was $2.2 billion and $9.6 billion for the third quarter of 2016 and the 12 months ended September 30, 2016, respectively.

Adjusted net income (“ANI”) grew to $162.1 million and $409.8 million for the third quarter and first nine months of 2016, respectively, from $27.0 million and $262.3 million for the comparable 2015 periods. Distributable earnings grew to $141.5 million and $394.7 million for the third quarter and first nine months of 2016, respectively, from $97.0 million and $343.3 million for the comparable 2015 periods. All four increases reflected higher incentive income and fee-related earnings and, for ANI, higher investment income.
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparisons with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on the market values of the funds’ holdings, including what we call “incentives created (fund level).” ENI was $263.6 million and $471.0 million for the third quarter and first nine months of 2016, respectively, as compared to a loss of $88.6 million and income of $152.6 million for the comparable 2015 periods. Per Class A unit, ENI was $1.52 for the third quarter of 2016, as compared to a loss of $0.65 for the third quarter of 2015.
Closed-end funds that Oaktree is currently marketing include Oaktree Opportunities Fund Xb, Oaktree Infrastructure Fund, Oaktree European Capital Solutions Fund, Oaktree European Principal Fund IV and Oaktree Real Estate Debt Fund II.

The table below presents (a) GAAP-basis results, (b) segment results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP-basis Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$290,230	$50,491	$827,436	$152,797
Net income attributable to Oaktree Capital Group, LLC	58,297	1,887	135,422	59,954
Net income per Class A unit	0.93	0.04	2.17	1.27

Segment Results: (1)
Segment revenues	$365,008	$182,741	$1,010,765	$853,883
Adjusted net income	162,140	26,980	409,810	262,285
Distributable earnings revenues	329,966	245,454	960,965	910,902
Distributable earnings	141,477	96,979	394,708	343,315
Fee-related earnings revenues	194,349	185,766	593,069	566,058
Fee-related earnings	67,601	55,108	194,589	157,854
Economic net income revenues	687,962	(21,826)	1,274,356	636,696
Economic net income (loss)	263,603	(88,586)	470,986	152,581
Per Class A Unit: (1)
Adjusted net income	$0.92	$0.15	$2.21	$1.38
Distributable earnings	0.82	0.53	2.21	1.88
Fee-related earnings	0.38	0.36	1.13	0.98
Economic net income (loss)	1.52	(0.65)	2.62	0.50
Operating Metrics:
Assets under management (in millions):
Assets under management	$99,834	$100,237	$99,834	$100,237
Management fee-generating assets under management	78,700	76,489	78,700	76,489
Incentive-creating assets under management	32,440	33,245	32,440	33,245
Uncalled capital commitments	22,663	20,115	22,663	20,115
Accrued incentives (fund level):
Incentives created (fund level)	422,685	(187,642)	547,557	13,765
Incentives created (fund level), net of associated incentive income compensation expense	153,817	(106,237)	212,609	(6,004)
Accrued incentives (fund level)	1,848,808	1,732,220	1,848,808	1,732,220
Accrued incentives (fund level), net of associated incentive income compensation expense	872,716	890,219	872,716	890,219

(1)
In the fourth quarter of 2015, the definition of adjusted net income was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, whereas for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Placement costs associated with closed-end funds amounted to $0.7 million and $4.4 million for the third quarter and first nine months of 2015, respectively, and remain expensed as incurred in those periods for both GAAP and ANI purposes. Please refer to the Glossary for more information.

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.
GAAP-basis Results
Oaktree adopted the new consolidation guidance as of January 1, 2016 under the modified retrospective approach, which did not require prior periods to be recast. The adoption resulted in the deconsolidation of substantially all of our previously consolidated investment funds. Investment vehicles in which we have a significant investment, such as CLOs and certain Oaktree funds, remain consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues increased $239.7 million, to $290.2 million in the third quarter of 2016, from $50.5 million in the third quarter of 2015. Total expenses increased $11.8 million, or 6.2%, to $202.3 million in the third quarter of 2016, from $190.5 million in the third quarter of 2015. Other income (loss) increased to income of $89.5 million in the third quarter of 2016, from a loss of $1,624.7 million in the third quarter of 2015. In the case of revenues and other income (loss), the changes primarily reflected the deconsolidation of substantially all of Oaktree’s investment funds caused by the adoption of the new consolidation guidance, effective the first quarter of 2016. The increase in total expenses was primarily attributable to higher incentive income compensation expense resulting from the increase in segment incentive income, partially offset by the impact of deconsolidation.
Net income attributable to OCG was $58.3 million for the third quarter of 2016, as compared to $1.9 million for the third quarter of 2015. The increase reflected higher segment profits, as well as a larger allocation of income to OCG resulting from an increase in the average number of Class A units outstanding.
Operating Metrics
Assets Under Management
AUM was $99.8 billion as of September 30, 2016, $98.1 billion as of June 30, 2016 and $100.2 billion as of September 30, 2015. The $1.7 billion increase since June 30, 2016 primarily reflected $3.5 billion in aggregate market-value gains and $1.2 billion of aggregate capital inflows for closed-end funds, partially offset by $2.0 billion of aggregate distributions to closed-end fund investors and $1.2 billion of net outflows from open-end funds.
The $0.4 billion decrease in AUM since September 30, 2015 primarily reflected $6.6 billion of distributions to closed-end fund investors and $4.8 billion of net outflows from open-end funds, largely offset by $5.9 billion of aggregate capital inflows for closed-end funds and $5.3 billion in aggregate market-value gains. Inflows for closed-end funds included $1.4 billion for Oaktree Opportunities Funds X and Xb (“Opps X and Xb”), $1.0 billion for Oaktree European Principal Fund IV and $0.8 billion for Oaktree Real Estate Opportunities Fund VII (“ROF VII”). Distributions to closed-end fund investors included $2.2 billion from Real Estate funds, $1.6 billion from Control Investing funds and $1.5 billion from Distressed Debt funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $78.7 billion as of September 30, 2016, $79.5 billion as of June 30, 2016 and $76.5 billion as of September 30, 2015. The $0.8 billion decrease since June 30, 2016 primarily reflected a $2.0 billion aggregate decline attributable to closed-end funds in liquidation and uncalled capital commitments for closed-end funds entering or in liquidation and $1.2 billion of net outflows from open-end funds. These declines were largely offset by $2.0 billion of aggregate market-value gains.

The $2.2 billion increase in management fee-generating AUM since September 30, 2015 primarily reflected an aggregate $7.3 billion principally from the investment-period commencement between November 2015 and January 2016 of Oaktree Power Opportunities Fund IV (“Power Fund IV”), Oaktree Principal Fund VI (“PF VI”), Opps X and ROF VII, $3.6 billion in aggregate market-value gains, and $1.2 billion of drawdowns by closed-end funds for which management fees are based on drawn capital, NAV or cost basis. These increases were partially offset by $4.8 billion of net outflows from open-end funds and $4.2 billion attributable to closed-end funds in liquidation.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $32.4 billion as of September 30, 2016, $30.4 billion as of June 30, 2016 and $33.2 billion as of September 30, 2015. The $2.0 billion increase since June 30, 2016 reflected the net effect of drawdowns by closed-end funds, market-value gains, distributions from closed-end funds and other adjustments. The $0.8 billion decrease since September 30, 2015 was primarily attributable to distributions from closed-end funds, partially offset by drawdowns by closed-end funds and market-value gains.
Of the $32.4 billion in incentive-creating AUM as of September 30, 2016, $20.0 billion, or 62%, was generating incentives at the fund level, as compared with $19.2 billion, or 58%, of the $33.2 billion of incentive-creating AUM as of September 30, 2015.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.8 billion as of September 30, 2016, $1.5 billion as of June 30, 2016, and $1.7 billion as of September 30, 2015. The third quarter of 2016 reflected $422.7 million of incentives created (fund level) and $99.7 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) were $872.7 million as of September 30, 2016, $771.3 million as of June 30, 2016, and $890.2 million as of September 30, 2015. As of September 30, 2016, June 30, 2016 and September 30, 2015, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $224.9 million, $274.5 million and $317.0 million, respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $22.7 billion as of September 30, 2016, $22.8 billion as of June 30, 2016, and $20.1 billion as of September 30, 2015. Invested capital during the quarter and 12 months ended September 30, 2016 aggregated $2.2 billion and $8.1 billion, respectively, as compared with $1.8 billion and $9.0 billion for the comparable 2015 periods.
Segment Results
Revenues
Segment revenues grew $182.3 million, or 99.8%, to $365.0 million in the third quarter of 2016, from $182.7 million in the third quarter of 2015, reflecting increases of $8.5 million in management fees, $82.8 million in incentive income and $90.9 million in investment income.
Management Fees
Management fees increased $8.5 million, or 4.6%, to $194.3 million in the third quarter of 2016, from $185.8 million in the third quarter of 2015. The growth reflected an aggregate increase of $30.0 million principally from the start of investment periods for Power Fund IV, PF VI, Opps X and ROF VII. This increase was partially offset by an aggregate decline of $21.5 million primarily attributable to closed-end funds in liquidation and net outflows in open-end funds.

Incentive Income
Incentive income increased $82.8 million, to $99.7 million in the third quarter of 2016, from $16.9 million in the third quarter of 2015. The third quarter of 2016 reflected incentive distributions from six funds across five investment strategies.
Investment Income (Loss)
Investment income (loss) increased $90.9 million, to income of $70.9 million in the third quarter of 2016, from a loss of $20.0 million in the third quarter of 2015. The increase largely reflected higher overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $17.7 million and $13.2 million in the third quarters of 2016 and 2015, respectively, of which performance fees accounted for $1.9 million and $1.3 million.
Expenses
Compensation and Benefits
Compensation and benefits decreased $2.7 million, or 2.8%, to $94.6 million for the third quarter of 2016, from $97.3 million for the third quarter of 2015, reflecting an overall shift in compensation mix from cash to equity.
Equity-based Compensation
Equity-based compensation increased $7.2 million, or 81.8%, to $16.0 million for the third quarter of 2016, from $8.8 million for the third quarter of 2015. The increase reflected non-cash amortization expense associated with vesting of Class A and OCGH unit grants made to employees and directors subsequent to our 2012 initial public offering. Additionally, the third quarter of 2016 included $3.5 million of expense resulting from the accelerated vesting of Class A and OCGH units related to employee departures.
Incentive Income Compensation
Incentive income compensation expense increased $39.8 million, to $47.4 million for the third quarter of 2016, from $7.6 million for the third quarter of 2015, primarily reflecting growth in incentive income.
General and Administrative
General and administrative expense decreased $1.0 million, or 3.3%, to $29.3 million for the third quarter of 2016, from $30.3 million for the third quarter of 2015, reflecting various items.
Other Income (Expense), Net
Other income (expense), net was an expense of $4.9 million and $0.3 million for the third quarters of 2016 and 2015, respectively. The third quarter of 2016 included a $4.4 million impairment charge on our corporate plane.
Adjusted Net Income
ANI increased $135.1 million, to $162.1 million for the third quarter of 2016, from $27.0 million for the third quarter of 2015, reflecting increases of $90.9 million in investment income, $43.0 million in incentive income, net of incentive income compensation expense (“net incentive income”), and $12.5 million in fee-related earnings. The portion of ANI attributable to our Class A units was $57.9 million, or $0.92 per unit, and $7.2 million, or $0.15 per unit, for the third quarters of 2016 and 2015, respectively.
The effective tax rate applied to ANI for the third quarters of 2016 and 2015 was 12% and 10%, respectively, resulting from estimated full-year effective rates of 17% and 16%, respectively. The rate used for interim fiscal quarters is based on an estimated full-year effective tax rate on income that can be reliably forecasted, combined with tax expense in the current period on incentive income and any other income that cannot be reliably estimated. We expect variability in tax rates between quarters and full years, because the effective tax rate is a function of the mix of income and other factors, each of which can have a material impact on the particular period’s income tax expense and often vary significantly within or between years. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income, and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings grew $44.5 million, or 45.9%, to $141.5 million for the third quarter of 2016, from $97.0 million for the third quarter of 2015, reflecting increases of $43.0 million in net incentive income and $12.5 million in fee-related earnings, partially offset by a $6.9 million decline in investment income proceeds. For the third quarter of 2016, investment income proceeds totaled $35.9 million, including $18.0 million from fund distributions and $17.9 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $42.8 million, of which $29.5 million and $13.3 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $0.82 and $0.53 per unit for the third quarters of 2016 and 2015, respectively, reflecting distributable earnings per Operating Group unit of $0.91 and $0.63, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings grew $12.5 million, or 22.7%, to $67.6 million for the third quarter of 2016, from $55.1 million for the third quarter of 2015. The increase reflected $8.5 million of higher management fees, $2.7 million of lower compensation and benefits, and $1.0 million of lower general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.38 and $0.36 per unit for the third quarters of 2016 and 2015, respectively.
The effective tax rate applicable to fee-related earnings for the third quarters of 2016 and 2015 was 12% and -3%, respectively, resulting from estimated full-year effective rates of 8% and 1%, respectively.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of September 30, 2016, Oaktree had $1.1 billion of cash and U.S. Treasury and time deposit securities, and $796 million of outstanding debt, net of debt issuance costs. Oaktree neither had as of September 30, 2016, nor currently has, any borrowings outstanding against its $500 million revolving credit facility. As of September 30, 2016, Oaktree’s investments in funds and companies had a carrying value of $1.4 billion, with the 20% investment in DoubleLine carried at $16 million based on cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $873 million as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the third quarter of 2016 of $0.65 per Class A unit. This distribution will be paid on November 14, 2016 to Class A unitholders of record at the close of business on November 7, 2016.
Conference Call
Oaktree will host a conference call to discuss its third quarter 2016 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10093550, beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $100 billion in assets under management as of September 30, 2016. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Investor Relations Website

Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Alyssa Linn
(310) 201-2040
alinn@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on February 26, 2016 and on August 4, 2016, respectively, which are accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis) (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Revenues:
Management fees	$190,974	$47,106	$584,542	$148,848
Incentive income	99,256	3,385	242,894	3,949
Total revenues	290,230	50,491	827,436	152,797
Expenses:
Compensation and benefits	(97,552)	(101,240)	(308,959)	(319,133)
Equity-based compensation	(19,838)	(12,494)	(48,460)	(40,283)
Incentive income compensation	(47,385)	(4,907)	(92,653)	(107,010)
Total compensation and benefits expense	(164,775)	(118,641)	(450,072)	(466,426)
General and administrative	(32,252)	(37,627)	(113,032)	(77,695)
Depreciation and amortization	(3,867)	(4,032)	(12,076)	(10,031)
Consolidated fund expenses	(1,445)	(30,218)	(3,991)	(118,269)
Total expenses	(202,339)	(190,518)	(579,171)	(672,421)
Other income (loss):
Interest expense	(32,414)	(56,023)	(86,849)	(155,334)
Interest and dividend income	46,817	454,384	120,225	1,455,624
Net realized gain (loss) on consolidated funds’ investments	(1,436)	318,267	8,647	1,650,645
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	10,231	(2,357,989)	(15,742)	(3,268,891)
Investment income	65,758	10,342	136,205	38,718
Other income (expense), net	543	6,368	11,892	13,925
Total other income (loss)	89,499	(1,624,651)	174,378	(265,313)
Income (loss) before income taxes	177,390	(1,764,678)	422,643	(784,937)
Income taxes	(8,567)	(1,893)	(29,818)	(15,253)
Net income (loss)	168,823	(1,766,571)	392,825	(800,190)
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	(13,243)	1,779,225	(15,618)	1,034,521
Net income attributable to non-controlling interests in consolidated subsidiaries	(97,283)	(10,767)	(241,785)	(174,377)
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954
Distributions declared per Class A unit	$0.58	$0.50	$1.60	$1.70
Net income per unit (basic and diluted):
Net income per Class A unit	$0.93	$0.04	$2.17	$1.27
Weighted average number of Class A units outstanding	62,755	48,440	62,424	47,304

(1)
In the first quarter of 2016, Oaktree adopted the new consolidation and collateralized financing entity guidance under the modified retrospective approach. The modified retrospective approach did not require prior periods to be recast. The adoption resulted in the deconsolidation of substantially all of Oaktree’s investment funds.

Segment Financial Data

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2016	2015	2016	2015
Segment Statements of Operations Data: (1)	(in thousands, except per unit data or as otherwise indicated)
Revenues:
Management fees	$194,349	$185,766	$593,069	$566,058
Incentive income	99,731	16,925	283,966	230,952
Investment income	70,928	(19,950)	133,730	56,873
Total revenues	365,008	182,741	1,010,765	853,883
Expenses:
Compensation and benefits	(94,624)	(97,348)	(298,067)	(310,996)
Equity-based compensation	(16,041)	(8,836)	(39,189)	(27,760)
Incentive income compensation	(47,378)	(7,596)	(132,534)	(127,252)
General and administrative	(29,258)	(30,279)	(91,339)	(90,181)
Depreciation and amortization	(2,866)	(3,031)	(9,074)	(7,027)
Total expenses	(190,167)	(147,090)	(570,203)	(563,216)
Adjusted net income before interest and other income (expense)	174,841	35,651	440,562	290,667
Interest expense, net of interest income (2).	(7,799)	(8,388)	(24,458)	(26,103)
Other income (expense), net	(4,902)	(283)	(6,294)	(2,279)
Adjusted net income	$162,140	$26,980	$409,810	$262,285

Adjusted net income-OCG	$57,908	$7,194	$137,750	$65,339
Adjusted net income per Class A unit	0.92	0.15	2.21	1.38
Distributable earnings	141,477	96,979	394,708	343,315
Distributable earnings-OCG	51,223	25,678	137,948	89,046
Distributable earnings per Class A unit	0.82	0.53	2.21	1.88
Fee-related earnings	67,601	55,108	194,589	157,854
Fee-related earnings-OCG	23,869	17,407	70,745	46,361
Fee-related earnings per Class A unit	0.38	0.36	1.13	0.98
Economic net income (loss)	263,603	(88,586)	470,986	152,581
Economic net income (loss)-OCG	95,683	(31,498)	163,366	23,441
Economic net income (loss) per Class A unit	1.52	(0.65)	2.62	0.50

Weighted average number of Operating Group units outstanding	154,945	153,945	154,605	153,676
Weighted average number of Class A units outstanding	62,755	48,440	62,424	47,304

Operating Metrics:
Assets under management (in millions):
Assets under management	$99,834	$100,237	$99,834	$100,237
Management fee-generating assets under management	78,700	76,489	78,700	76,489
Incentive-creating assets under management	32,440	33,245	32,440	33,245
Uncalled capital commitments (3).	22,663	20,115	22,663	20,115
Accrued incentives (fund level): (4)
Incentives created (fund level)	422,685	(187,642)	547,557	13,765
Incentives created (fund level), net of associated incentive income compensation expense	153,817	(106,237)	212,609	(6,004)
Accrued incentives (fund level)	1,848,808	1,732,220	1,848,808	1,732,220
Accrued incentives (fund level), net of associated incentive income compensation expense	872,716	890,219	872,716	890,219

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from OCGH equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. In the fourth quarter of 2015, the definition of ANI was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for segment reporting they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $1.7 million for both the three months ended September 30, 2016 and 2015, and $4.6 million and $3.9 million for the nine months ended September 30, 2016 and 2015, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		September 30, 2016	June 30, 2016	September 30, 2015
		(in millions)
Assets Under Management:
Closed-end funds		$60,488	$59,576	$59,318
Open-end funds		34,197	33,667	35,914
Evergreen funds		5,149	4,881	5,005
Total		$99,834	$98,124	$100,237

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
	(in millions)
Change in Assets Under Management:
Beginning balance	$98,124	$103,060	$100,237	$93,224
Closed-end funds:
Capital commitments/other (1).	1,182	1,705	5,919	16,762
Distributions for a realization event/other (2).	(2,028)	(560)	(6,585)	(6,517)
Change in uncalled capital commitments for funds entering or in liquidation (3)	(22)	20	76	(1,021)
Foreign-currency translation	91	15	50	(796)
Change in market value (4).	1,616	(1,105)	1,926	54
Change in applicable leverage	73	229	(216)	967
Open-end funds:
Contributions	914	979	3,380	5,477
Redemptions	(2,105)	(1,515)	(8,228)	(5,365)
Foreign-currency translation	65	(31)	80	(527)
Change in market value (4).	1,656	(2,332)	3,051	(1,641)
Evergreen funds:
Contributions or new capital commitments	91	57	300	375
Redemptions or distributions/other	(55)	(41)	(511)	(326)
Foreign-currency translation	(1)	(1)	(9)	5
Change in market value (4).	233	(243)	364	(434)
Ending balance	$99,834	$100,237	$99,834	$100,237

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

Management Fee-generating AUM		As of
		September 30, 2016	June 30, 2016	September 30, 2015
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$6,887	$6,909	$6,799
Other closed-end funds		33,575	35,096	30,228
Open-end funds		34,148	33,597	35,840
Evergreen funds		4,090	3,914	3,622
Total		$78,700	$79,516	$76,489

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$79,516	$78,596	$76,489	$79,146
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	111	503	7,253	1,757
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	345	387	1,247	1,131
Change attributable to funds in liquidation (2).	(1,462)	(272)	(4,230)	(3,274)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	(512)	—	(437)	(471)
Distributions by funds that pay fees based on NAV/other (4).	(283)	(44)	(589)	(324)
Foreign-currency translation	75	8	1	(522)
Change in market value (5).	131	(118)	167	(175)
Change in applicable leverage	52	347	23	1,110
Open-end funds:
Contributions	914	978	3,382	5,436
Redemptions	(2,074)	(1,515)	(8,203)	(5,349)
Foreign-currency translation	65	(31)	80	(525)
Change in market value	1,646	(2,323)	3,049	(1,647)
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	39	213	612	866
Redemptions or distributions	(97)	(10)	(491)	(248)
Change in market value	234	(230)	347	(422)
Ending balance	$78,700	$76,489	$78,700	$76,489

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

	As of
	September 30, 2016	June 30, 2016	September 30, 2015
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$99,834	$98,124	$100,237
Difference between assets under management and committed capital or cost basis for applicable closed-end funds (1).	(4,449)	(2,392)	(3,381)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(9,552)	(9,278)	(14,544)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(3,720)	(3,828)	(3,279)
Oaktree’s general partner investments in management fee-generating funds	(1,987)	(1,745)	(1,240)
Funds that are no longer paying management fees and co-investments that pay no management fees	(1,426)	(1,365)	(1,304)
Management fee-generating assets under management	$78,700	$79,516	$76,489

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	September 30, 2016	June 30, 2016	September 30, 2015
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.51	1.51	1.53
Open-end funds	0.46	0.46	0.47
Evergreen funds	1.22	1.22	1.46
Overall	0.95	0.97	0.94

Incentive-creating AUM

	As of
	September 30, 2016	June 30, 2016	September 30, 2015
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$29,241	$28,462	$31,290
Evergreen funds	3,199	1,910	1,955
Total	$32,440	$30,372	$33,245
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2016	2015	2016	2015
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,525,854	$1,936,787	$1,585,217	$1,949,407
Incentives created (fund level):
Closed-end funds	402,842	(187,358)	522,847	13,414
Evergreen funds	19,843	(284)	24,710	351
Total incentives created (fund level)	422,685	(187,642)	547,557	13,765
Less: segment incentive income recognized by us	(99,731)	(16,925)	(283,966)	(230,952)
Ending balance	$1,848,808	$1,732,220	$1,848,808	$1,732,220
Accrued incentives (fund level), net of associated incentive income compensation expense	$872,716	$890,219	$872,716	$890,219
Uncalled Capital Commitments
Uncalled capital commitments were $22.7 billion as of September 30, 2016, $22.8 billion as of June 30, 2016 and $20.1 billion as of September 30, 2015.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income (1)
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Revenues:
Management fees	$194,349	$185,766	$593,069	$566,058
Incentive income	99,731	16,925	283,966	230,952
Investment income (loss)	70,928	(19,950)	133,730	56,873
Total revenues	365,008	182,741	1,010,765	853,883
Expenses:
Compensation and benefits	(94,624)	(97,348)	(298,067)	(310,996)
Equity-based compensation	(16,041)	(8,836)	(39,189)	(27,760)
Incentive income compensation	(47,378)	(7,596)	(132,534)	(127,252)
General and administrative	(29,258)	(30,279)	(91,339)	(90,181)
Depreciation and amortization	(2,866)	(3,031)	(9,074)	(7,027)
Total expenses	(190,167)	(147,090)	(570,203)	(563,216)
Adjusted net income before interest and other income (expense)	174,841	35,651	440,562	290,667
Interest expense, net of interest income	(7,799)	(8,388)	(24,458)	(26,103)
Other income (expense), net	(4,902)	(283)	(6,294)	(2,279)
Adjusted net income	162,140	26,980	409,810	262,285
Adjusted net income attributable to OCGH non-controlling interest	(96,471)	(18,491)	(244,272)	(182,862)
Non-Operating Group expenses	(182)	(464)	(647)	(1,424)
Adjusted net income-OCG before income taxes	65,487	8,025	164,891	77,999
Income taxes-OCG	(7,579)	(831)	(27,141)	(12,660)
Adjusted net income-OCG	$57,908	$7,194	$137,750	$65,339
Adjusted net income per Class A unit	$0.92	$0.15	$2.21	$1.38
Weighted average number of Class A units outstanding	62,755	48,440	62,424	47,304

(1)
In the fourth quarter of 2015, the definition of ANI was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, whereas for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Placement costs associated with closed-end funds amounted to $0.7 million and $4.4 million, respectively, for the third quarter and first nine months of 2015, and remain expensed as incurred in those periods for both GAAP and ANI purposes.

Investment Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$15,932	$(2,763)	$15,026	$13,250
Convertible Securities	77	(1,257)	(819)	(246)
Distressed Debt	15,295	(30,177)	34,462	(34,889)
Control Investing	19,702	(1,156)	19,535	18,127
Real Estate	3,791	3,339	8,353	12,362
Listed Equities	(2,802)	(4,413)	2,956	4,737
Non-Oaktree funds	1,166	3,316	4,661	8,049
Income from investments in companies	17,767	13,161	49,556	35,483
Total investment income (loss)	$70,928	$(19,950)	$133,730	$56,873

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$194,349	$185,766	$593,069	$566,058
Incentive income	99,731	16,925	283,966	230,952
Receipts of investment income from funds (1).	18,020	29,459	41,637	83,617
Receipts of investment income from companies	17,866	13,304	42,293	30,275
Total distributable earnings revenues	329,966	245,454	960,965	910,902
Expenses:
Compensation and benefits	(94,624)	(97,348)	(298,067)	(310,996)
Incentive income compensation	(47,378)	(7,596)	(132,534)	(127,252)
General and administrative	(29,258)	(30,279)	(91,339)	(90,181)
Depreciation and amortization	(2,866)	(3,031)	(9,074)	(7,027)
Total expenses	(174,126)	(138,254)	(531,014)	(535,456)
Other income (expense):
Interest expense, net of interest income	(7,799)	(8,388)	(24,458)	(26,103)
Operating Group income taxes	(1,662)	(1,550)	(4,491)	(3,749)
Other income (expense), net	(4,902)	(283)	(6,294)	(2,279)
Distributable earnings	$141,477	$96,979	$394,708	$343,315

Distribution Calculation:
Operating Group distribution with respect to the period	$119,314	$78,535	$336,319	$290,933
Distribution per Operating Group unit	$0.77	$0.51	$2.17	$1.89
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.03)	—	(0.12)	(0.02)
Tax receivable agreement	(0.08)	(0.10)	(0.24)	(0.30)
Non-Operating Group expenses	(0.01)	(0.01)	(0.03)	(0.03)
Distribution per Class A unit (2).	$0.65	$0.40	$1.78	$1.54

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)	With respect to the quarter ended September 30, 2016, the distribution was announced on October 28, 2016 and is payable on November 14, 2016.

Units Outstanding

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Weighted Average Units:
OCGH	92,190	105,505	92,181	106,372
Class A	62,755	48,440	62,424	47,304
Total	154,945	153,945	154,605	153,676
Units Eligible for Fiscal Period Distribution:
OCGH	92,039	105,318
Class A	62,914	48,672
Total	154,953	153,990

Segment Statements of Financial Condition

	As of
	September 30, 2016	June 30, 2016	September 30, 2015
	(in thousands)
Assets:
Cash and cash-equivalents	$461,389	$403,417	$417,168
U.S. Treasury and time deposit securities	676,226	684,224	656,120
Corporate investments	1,383,612	1,371,978	1,465,195
Deferred tax assets	426,138	426,119	430,797
Receivables and other assets	355,546	274,635	259,841
Total assets	$3,302,911	$3,160,373	$3,229,121
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$337,594	$262,392	$314,757
Due to affiliates	360,193	358,716	370,949
Debt obligations (1)	795,678	795,958	846,161
Total liabilities	1,493,465	1,417,066	1,531,867
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,017,711	982,684	1,097,164
Unitholders’ capital attributable to Oaktree Capital Group, LLC	791,735	760,623	600,090
Total capital	1,809,446	1,743,307	1,697,254
Total liabilities and capital	$3,302,911	$3,160,373	$3,229,121

(1)
In the first quarter of 2016, Oaktree adopted accounting guidance that requires debt issuance costs, which were previously included in receivables and other assets, to be netted with the associated outstanding borrowings. Prior periods have been recast for this change.

Corporate Investments

	As of
	September 30, 2016	June 30, 2016	September 30, 2015
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$421,466	$417,883	$446,151
Convertible Securities	1,704	1,627	18,452
Distressed Debt	396,173	380,324	388,459
Control Investing	263,882	251,612	255,798
Real Estate	117,822	113,406	148,853
Listed Equities	92,962	116,954	123,152
Non-Oaktree funds	69,651	70,551	69,146
Investments in companies	19,952	19,621	15,184
Total corporate investments	$1,383,612	$1,371,978	$1,465,195

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of September 30, 2016
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb	TBD	—	$7,985	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,243	48	15	192	41	637	3,161	—	37	489	nm	nm	1.5x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	100	100	(45)	5	5,016	4,966	—	—	6,104	2.5%	(0.4)%	1.1
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	403	1,133	1,962	2,098	52	—	2,517	6.5	3.3	1.2
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	471	1,124	448	434	15	—	443	12.5	10.0	1.5
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	1,954	4,545	1,916	1,823	144	152	1,700	11.9	8.3	1.5
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	289	463	79	75	42	16	—	28.0	22.6	2.2
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	8,758	17,329	1,273	1,270	1,453	249	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,458	4,647	409	644	81	—	543	10.3	7.5	1.5
OCM Opportunities Fund VI	Jul. 2005	Jul. 2008	1,773	nm	100	1,298	3,051	20	—	249	4	—	11.9	8.8	1.8
OCM Opportunities Fund V	Jun. 2004	Jun. 2007	1,179	nm	100	961	2,097	43	—	179	9	—	18.5	14.1	1.9
Legacy funds (8).	Various	Various	9,543	nm	100	8,205	17,695	53	—	1,113	11	—	24.2	19.3	1.9
													22.0%	16.2%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII (9)	Jan. 2016	Jan. 2020	$2,456	41%	—%	$22	$8	$14	$1,989	$—	$—	$—	n/a	n/a	n/a
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,062	990	2,749	2,135	10	195	2,261	17.9%	12.0%	1.5x
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	910	1,489	704	383	56	117	266	17.6	13.0	1.8
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	179	306	137	73	3	14	79	14.7	12.6	1.7
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	394	709	135	99	45	29	—	16.2	11.1	2.0
OCM Real Estate Opportunities Fund III	Sep. 2002	Sep. 2005	707	nm	100	618	1,300	25	—	117	5	—	15.3	11.3	2.0
Legacy funds (8).	Various	Various	1,634	nm	99	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
													15.5%	12.0%
Real Estate Debt
Oaktree Real Estate Debt Fund (10).	Sep. 2013	Oct. 2016	$1,112	96%	55%	$81	$411	$281	$594	$—	$12	$220	26.5%	19.4%	1.2x
Oaktree PPIP Fund (11) .	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Real Estate Value Add
Oaktree Pinnacle Investment Fund (7) (10)	Oct. 2016	Oct. 2020	$615	2%	2%	$—	$—	$10	$10	$—	$—	$11	nm	nm	1.0x

European Principal Investments (12)
Oaktree European Principal Fund IV (13)	TBD	—	€893	2%	—%	€(4)	€—	€(4)	€17	€—	€—	€—	n/a	n/a	n/a
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	100	85	€1,420	€417	€3,752	€2,921	€—	€276	€3,016	19.4%	12.6%	1.6x
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	nm	100	€498	€1,544	€685	€849	€29	€—	€980	9.4	5.4	1.4
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.3%	8.8%

			As of September 30, 2016
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
European Private Debt
Oaktree European Capital Solutions Fund (7) (10)	Dec. 2015	Dec. 2018	€286	54%	34%	€1	€—	€100	€142	€—	€—	€101	nm	nm	1.0x
Oaktree European Dislocation Fund (10).	Oct. 2013	Oct. 2016	€294	85	56	€33	€140	€75	€125	€—	€4	€55	23.6%	16.9%	1.2
Special Account E	Oct. 2013	Apr. 2015	€379	nm	69	€54	€200	€115	€131	€—	€7	€93	14.6	11.2	1.2
													16.7%	12.4%
Global Principal Investments
Oaktree Principal Fund VI	Nov. 2015	Nov. 2018	$1,223	44%	17%	$45	$67	$186	$1,167	$—	$9	$155	47.1%	20.6%	1.4x
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	2,827	nm	91	453	1,451	1,588	1,773	50	—	2,133	8.2	3.7	1.3
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	204	377	287	299	21	3	278	11.6	8.2	1.5
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	2,806	4,061	2,073	691	22	525	1,230	12.4	8.9	2.0
OCM Principal Opportunities Fund III	Nov. 2003	Nov. 2008	1,400	nm	100	886	2,206	80	—	157	15	—	13.8	9.5	1.8
Legacy funds (8).	Various	Various	2,301	nm	100	1,839	4,138	2	—	236	—	—	14.5	11.6	1.8
													13.2%	9.5%
Power Opportunities
Oaktree Power Opportunities Fund IV (7)	Nov. 2015	Nov. 2020	$1,106	22%	22%	$(7)	$—	$240	$1,078	$—	$—	$254	nm	nm	1.0x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	66	329	575	452	407	14	48	299	21.1%	12.5%	1.6
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	nm	53	1,450	1,982	9	—	100	1	—	76.1	58.8	3.9
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	nm	85	251	634	—	—	23	—	—	20.1	13.1	1.8
													34.7%	26.5%
Infrastructure Investing
Oaktree Infrastructure Fund (14)	TBD	—	$409	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Highstar Capital IV (15).	Nov. 2010	Nov. 2016	2,610	99	99	544	552	2,573	1,730	—	5	1,947	15.2%	8.7%	1.4x

Mezzanine Finance
Oaktree Mezzanine Fund IV (10)	Oct. 2014	Oct. 2019	$852	40%	37%	$26	$20	$319	$306	$—	$4	$314	12.5%	8.5%	1.1x
Oaktree Mezzanine Fund III (16).	Dec. 2009	Dec. 2014	1,592	nm	89	385	1,428	380	377	10	23	350	15.1	10.4 / 8.4	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	527	1,489	145	—	—	—	166	11.3	7.8	1.6
OCM Mezzanine Fund (17).	Oct. 2001	Oct. 2006	808	nm	96	302	1,073	2	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.2%	8.9%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund (18)	Sep. 2013	Sep. 2017	$384	65%	65%	$29	$1	$278	$228	$—	$—	$286	10.1%	6.4%	1.2x
Special Account F	Jan. 2014	Jan. 2017	253	66	66	20	—	187	186	—	—	191	9.1	7.0	1.2
									32,699	(12)	1,805	(12)	9.7%	6.7%
							Other (19)		7,864		22
							Total (20)		$40,563		$1,827

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)	Represents capital drawn from fund investors divided by committed capital. The aggregate change in drawn capital for the three months ended September 30, 2016 was $624 million.

(3)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through September 30, 2016 was less than 18 months.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(10)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of September 30, 2016 management fee-generating AUM included only that portion of committed capital that had been drawn.

(11)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(12)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the September 30, 2016 spot rate of $1.12.

(13)
Management fees are based on aggregate contributed capital for the period from the initial investment date until the investment period start date, which includes indebtedness incurred in lieu of drawn capital.

(14)	A portion of the $409 million of commitments to Oaktree Infrastructure Fund as of September 30, 2016 was subject to certain contingencies.

(15)
The fund includes co-investments of $626 million in AUM, most of which do not pay management fees or an incentive allocation. These co-investments have been excluded from the calculation of gross and net IRR, as well as the unreturned drawn capital plus accrued preferred return amount and multiple of drawn capital. The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of September 30, 2016, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) amount shown for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(16)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.4%. The combined net IRR for Class A and Class B interests was 9.5%.

(17)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(18)
In the third quarter of 2016, the investment period for Oaktree Emerging Market Opportunities Fund was extended for a one year period until September 2017. However, management fees stepped down to the post-investment period basis effective October 1, 2016.

(19)
This includes our closed-end Senior Loan funds, Oaktree Asia Special Situations Fund, OCM Asia Principal Opportunities Fund, CLOs, a non-Oaktree fund, certain separate accounts, co-investments and certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies.

(20)
This excludes two closed-end funds with management fee-generating AUM aggregating $522 million as of September 30, 2016, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies with an aggregate $623 million of management fee-generating AUM.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Sept. 30, 2016	Twelve Months Ended September 30, 2016			Since Inception through September 30, 2016
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$15,938	10.8%	10.2%	12.4%	9.4%	8.8%	8.4%	0.80	0.56
Global High Yield Bonds	Nov. 2010	4,424	11.8	11.2	12.8	7.4	6.9	6.9	1.10	1.05
European High Yield Bonds	May 1999	1,444	11.8	11.3	11.7	8.1	7.6	6.3	0.70	0.43
U.S. Convertibles	Apr. 1987	3,559	6.9	6.4	9.1	9.4	8.9	8.1	0.48	0.35
Non-U.S. Convertibles	Oct. 1994	1,502	4.9	4.4	1.6	8.4	7.9	5.6	0.77	0.40
High Income Convertibles	Aug. 1989	828	11.2	10.3	12.7	11.5	10.6	8.2	1.05	0.59
U.S. Senior Loans	Sept. 2008	1,565	4.9	4.4	5.3	6.0	5.5	5.2	1.06	0.63
European Senior Loans	May 2009	1,491	6.0	5.5	4.9	8.5	8.0	9.3	1.71	1.72
Emerging Markets Equities	Jul. 2011	3,166	18.9	18.0	16.8	(1.5)	(2.3)	(2.0)	(0.08)	(0.11)
Other		231
Total		$34,148

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

Evergreen Funds

		As of September 30, 2016				Twelve Months Ended September 30, 2016		Since Inception through September 30, 2016
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	Jul. 2012	$3,248	$2,438	$16		9.4%	6.3%	8.3%	5.9%
Value Opportunities	Sept. 2007	1,220	1,158	—	(3)	5.7	3.7	9.1	5.0
Value Equities (4)	May 2012	342	275	1		12.4	7.9	17.7	11.9
Emerging Markets Absolute Return	Apr. 1997	138	118	—	(3)	7.2	5.7	13.0	8.7
			3,989	17
Restructured funds			—	5
Total (2) (5)			$3,989	$22

(1)	Returns represent time-weighted rates of return.

(2)
Includes two closed-end funds with an aggregate $794 million and $522 million of AUM and management fee-generating AUM, respectively. Beginning with the third quarter of 2016, annual performance-based fees have been reflected as incentive income (as opposed to management fees). Such amounts were not material in prior periods.

(3)
As of September 30, 2016, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $129 million for Value Opportunities and $5 million for Emerging Markets Absolute Return.

(4)	Includes performance results of a proprietary fund with an initial capital commitment of $25 million since its inception on May 1, 2012.

(5)
Total excludes certain evergreen separate accounts in our Real Estate Debt, Emerging Markets Opportunities and Emerging Markets Total Return strategies with an aggregate $623 million of management fee-generating AUM as of September 30, 2016.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of accrued incentives recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. In the fourth quarter of 2015, the definition of ANI was modified to reflect differences with respect to (a) third-party placement costs associated with closed-end funds, which under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream, and (b) gains and losses resulting from foreign-currency transactions and hedging activities, which under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Prior periods have not been recast for the change related to third-party placement costs, but have been recast to retroactively reflect the change related to foreign-currency hedging. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for segment reporting they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees and co-investments that pay no management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.

Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Fee-related earnings (1)	$67,601	$55,108	$194,589	$157,854
Incentive income	99,731	16,925	283,966	230,952
Incentive income compensation	(47,378)	(7,596)	(132,534)	(127,252)
Investment income (loss)	70,928	(19,950)	133,730	56,873
Equity-based compensation (2)	(16,041)	(8,836)	(39,189)	(27,760)
Interest expense, net of interest income	(7,799)	(8,388)	(24,458)	(26,103)
Other income (expense), net	(4,902)	(283)	(6,294)	(2,279)
Adjusted net income	162,140	26,980	409,810	262,285
Incentive income (3)	7	(8,676)	(39,881)	(20,249)
Incentive income compensation (3)	(7)	2,689	39,881	20,242
Investment income (4)	6,155	—	19,733	—
Equity-based compensation (5)	(3,798)	(3,658)	(9,271)	(12,523)
Placement costs (6)	(893)	—	(8,807)	—
Foreign-currency hedging (7)	(1,306)	(6,338)	(10,837)	(959)
Acquisition-related items (8)	253	(1,433)	1,751	(4,935)
Income taxes (9)	(8,567)	(1,893)	(29,818)	(15,253)
Non-Operating Group expenses (10)	(182)	(464)	(647)	(1,424)
Non-controlling interests (10)	(95,505)	(5,320)	(236,492)	(167,230)
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting are accounted for at amortized cost, subject to impairment between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(6)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income and net income attributable to OCG.

(7)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(8)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(9)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(10)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Fee-related earnings-OCG (1)	$23,869	$17,407	$70,745	$46,361
Incentive income attributable to OCG	40,393	5,325	114,656	69,510
Incentive income compensation attributable to OCG	(19,189)	(2,391)	(53,507)	(38,180)
Investment income (loss) attributable to OCG	28,726	(6,277)	54,067	16,790
Equity-based compensation attributable to OCG (2)	(6,497)	(2,781)	(15,830)	(8,588)
Interest expense, net of interest income attributable to OCG	(3,112)	(2,611)	(9,756)	(7,972)
Other income (expense) attributable to OCG	(1,985)	(89)	(2,547)	(716)
Non-fee-related earnings income taxes attributable to OCG (3)	(4,297)	(1,389)	(20,078)	(11,866)
Adjusted net income-OCG (1)	57,908	7,194	137,750	65,339
Incentive income attributable to OCG (4)	3	(2,730)	(16,048)	(6,015)
Incentive income compensation attributable to OCG (4)	(3)	846	16,048	5,893
Investment income attributable to OCG (5)	2,493	—	7,961	—
Equity-based compensation attributable to OCG (6)	(1,538)	(1,151)	(3,744)	(3,843)
Placement costs attributable to OCG (7)	(362)	—	(3,548)	—
Foreign-currency hedging attributable to OCG (8)	(529)	(1,994)	(4,369)	(411)
Acquisition-related items attributable to OCG (9)	103	(451)	708	(1,515)
Non-controlling interests attributable to OCG (9)	222	173	664	506
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of fee-related earnings to fee-related earnings-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Fee-related earnings	$67,601	$55,108	$194,589	$157,854
Fee-related earnings attributable to OCGH non-controlling interest	(40,221)	(37,768)	(116,016)	(109,221)
Non-Operating Group expenses	(229)	(491)	(765)	(1,478)
Fee-related earnings-OCG income taxes	(3,282)	558	(7,063)	(794)
Fee-related earnings-OCG	$23,869	$17,407	$70,745	$46,361
Fee-related earnings-OCG per Class A unit	$0.38	$0.36	$1.13	$0.98

(2)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting are accounted for at amortized cost, subject to impairment between adjusted net income-OCG and net income attributable to OCG.

(6)
This adjustment adds back the effect of (a) equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(7)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income-OCG and net income attributable to OCG.

(8)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(9)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Management fees:
Closed-end funds	$141,513	$127,129	$435,717	$387,923
Open-end funds	39,828	44,241	117,017	135,259
Evergreen funds	13,008	14,396	40,335	42,876
Total management fees / fee-related earnings revenues	194,349	185,766	593,069	566,058
Incentive income	99,731	16,925	283,966	230,952
Investment income (loss)	70,928	(19,950)	133,730	56,873
Segment revenues	365,008	182,741	1,010,765	853,883
Consolidated funds (1)	(9,020)	(121,908)	(47,124)	(662,368)
Investment income (2)	(65,758)	(10,342)	(136,205)	(38,718)
GAAP revenues	$290,230	$50,491	$827,436	$152,797

(1)
This adjustment reflects the elimination of amounts attributable to the consolidated funds, as well as the reclassification of gains and losses related to foreign-currency hedging activities to general and administrative expense.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Distributable earnings	$141,477	$96,979	$394,708	$343,315
Investment income (loss) (1)	70,928	(19,950)	133,730	56,873
Receipts of investment income from funds (2)	(18,020)	(29,459)	(41,637)	(83,617)
Receipts of investment income from companies	(17,866)	(13,304)	(42,293)	(30,275)
Equity-based compensation (3)	(16,041)	(8,836)	(39,189)	(27,760)
Operating Group income taxes	1,662	1,550	4,491	3,749
Adjusted net income	162,140	26,980	409,810	262,285
Reconciling adjustments (4)	(103,843)	(25,093)	(274,388)	(202,331)
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954

(1)
This adjustment adds back segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment eliminates the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)	Please refer to the table on page 30 for a detailed reconciliation of adjusted net income to net income attributable to Oaktree Capital Group, LLC.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Distributable earnings-OCG (1)	$51,223	$25,678	$137,948	$89,046
Investment income (loss) attributable to OCG	28,726	(6,277)	54,067	16,790
Receipts of investment income from funds attributable to OCG	(7,298)	(9,270)	(16,817)	(25,811)
Receipts of investment income from companies attributable to OCG	(7,236)	(4,186)	(17,081)	(9,343)
Equity-based compensation attributable to OCG (2)	(6,497)	(2,781)	(15,830)	(8,588)
Distributable earnings-OCG income taxes	789	(507)	5,472	579
Tax receivable agreement	5,106	4,880	15,318	14,170
Income taxes of Intermediate Holding Companies	(6,905)	(343)	(25,327)	(11,504)
Adjusted net income-OCG (1)	57,908	7,194	137,750	65,339
Reconciling adjustments (3)	389	(5,307)	(2,328)	(5,385)
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Distributable earnings	$141,477	$96,979	$394,708	$343,315
Distributable earnings attributable to OCGH non-controlling interest	(84,177)	(66,464)	(235,323)	(238,096)
Non-Operating Group expenses	(182)	(464)	(647)	(1,424)
Distributable earnings-OCG income taxes	(789)	507	(5,472)	(579)
Tax receivable agreement	(5,106)	(4,880)	(15,318)	(14,170)
Distributable earnings-OCG	$51,223	$25,678	$137,948	$89,046
Distributable earnings-OCG per Class A unit	$0.82	$0.53	$2.21	$1.88

(2)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)	Please refer to the table on page 31 for a detailed reconciliation of adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Distributable earnings revenues	$329,966	$245,454	$960,965	$910,902
Investment income (loss)	70,928	(19,950)	133,730	56,873
Receipts of investment income from funds	(18,020)	(29,459)	(41,637)	(83,617)
Receipts of investment income from companies	(17,866)	(13,304)	(42,293)	(30,275)
Segment revenues	365,008	182,741	1,010,765	853,883
Consolidated funds (1)	(9,020)	(121,908)	(47,124)	(662,368)
Investment income (2)	(65,758)	(10,342)	(136,205)	(38,718)
GAAP revenues	$290,230	$50,491	$827,436	$152,797

(1)
This adjustment reflects the elimination of amounts attributable to the consolidated funds, as well as the reclassification of gains and losses related to foreign-currency hedging activities to general and administrative expense.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Economic net income (loss) (1)	$263,603	$(88,586)	$470,986	$152,581
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	(101,463)	115,566	(61,176)	109,704
Adjusted net income	162,140	26,980	409,810	262,285
Reconciling adjustments (3)	(103,843)	(25,093)	(274,388)	(202,331)
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please refer to the table on page 30 for a detailed reconciliation of adjusted net income to net income attributable to Oaktree Capital Group, LLC.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Economic net income (loss)-OCG (1)	$95,683	$(31,498)	$163,366	$23,441
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	(41,094)	36,364	(24,915)	36,016
Economic net income-OCG income taxes	10,898	3,159	26,440	18,542
Income taxes-OCG	(7,579)	(831)	(27,141)	(12,660)
Adjusted net income-OCG (1)	57,908	7,194	137,750	65,339
Reconciling adjustments (2)	389	(5,307)	(2,328)	(5,385)
Net income attributable to Oaktree Capital Group, LLC	$58,297	$1,887	$135,422	$59,954

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Economic net income (loss)	$263,603	$(88,586)	$470,986	$152,581
Economic net (income) loss attributable to OCGH non-controlling interest	(156,840)	60,711	(280,533)	(109,174)
Non-Operating Group expenses	(182)	(464)	(647)	(1,424)
Economic net income-OCG income taxes	(10,898)	(3,159)	(26,440)	(18,542)
Economic net income (loss)-OCG	$95,683	$(31,498)	$163,366	$23,441
Economic net income (loss) per Class A unit	$1.52	$(0.65)	$2.62	$0.50

(2)	Please refer to the table on page 31 for a detailed reconciliation of adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.
The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Economic net income revenues	$687,962	$(21,826)	$1,274,356	$636,696
Incentives created	(422,685)	187,642	(547,557)	(13,765)
Incentive income	99,731	16,925	283,966	230,952
Segment revenues	365,008	182,741	1,010,765	853,883
Consolidated funds (1)	(9,020)	(121,908)	(47,124)	(662,368)
Investment income (2)	(65,758)	(10,342)	(136,205)	(38,718)
GAAP revenues	$290,230	$50,491	$827,436	$152,797

(1)
This adjustment reflects the elimination of amounts attributable to the consolidated funds, as well as the reclassification of gains and losses related to foreign-currency hedging activities to general and administrative expense.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended September 30, 2016
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$194,349	$(3,375)	$190,974
Incentive income (1)	99,731	(475)	99,256
Investment income (1)	70,928	(5,170)	65,758
Total expenses (2)	(190,167)	(12,172)	(202,339)
Interest expense, net (3)	(7,799)	(24,615)	(32,414)
Other income (expense), net (4)	(4,902)	5,445	543
Other income of consolidated funds (5)	—	55,612	55,612
Income taxes	—	(8,567)	(8,567)
Net loss attributable to non-controlling interests in consolidated funds	—	(13,243)	(13,243)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(97,283)	(97,283)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$162,140	$(103,843)	$58,297
Corporate investments (6)	$1,383,612	$(342,618)	$1,040,994
Total assets (7)	$3,302,911	$3,792,181	$7,095,092

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds, (b) for management fees, the reclassification of $397 of net gains related to foreign-currency hedging activities to general and administrative expense, and (c) for investment income, differences of $6,155 related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $4,203 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $1,143, (c) expenses incurred by the Intermediate Holding Companies of $229, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $7, (e) acquisition-related items of $253, (f) adjustments of $4,941 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $404 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $893 related to third-party placement costs, and (i) $1,413 of net losses related to foreign-currency hedging activities.

(3)
The interest expense adjustment represents the inclusion of interest expense attributable to third-party investors in our CLOs, non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,941 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $504 in net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.1 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended September 30, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$185,766	$(138,660)	$47,106
Incentive income (1)	16,925	(13,540)	3,385
Investment income (loss) (1)	(19,950)	30,292	10,342
Total expenses (2)	(147,090)	(43,428)	(190,518)
Interest expense, net (3)	(8,388)	(47,635)	(56,023)
Other income (expense), net (4)	(283)	6,651	6,368
Other income (loss) of consolidated funds (5)	—	(1,585,338)	(1,585,338)
Income taxes	—	(1,893)	(1,893)
Net loss attributable to non-controlling interests in consolidated funds	—	1,779,225	1,779,225
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(10,767)	(10,767)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$26,980	$(25,093)	$1,887
Corporate investments (6)	$1,465,195	$(1,291,621)	$173,574
Total assets (7)	$3,229,121	$51,585,676	$54,814,797

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds and (b) for management fees, the reclassification of $3,869 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,874 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $31,400, (c) expenses incurred by the Intermediate Holding Companies of $491, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $2,689, (e) acquisition-related items of $1,433, (f) adjustments of $6,368 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $217 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $2,752 of net losses related to foreign-currency hedging activities, and (i) other expenses of $16.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $6,368 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $283 of net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2016
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$593,069	$(8,527)	$584,542
Incentive income (1)	283,966	(41,072)	242,894
Investment income (1)	133,730	2,475	136,205
Total expenses (2)	(570,203)	(8,968)	(579,171)
Interest expense, net (3)	(24,458)	(62,391)	(86,849)
Other income (expense), net (4)	(6,294)	18,186	11,892
Other income of consolidated funds (5)	—	113,130	113,130
Income taxes	—	(29,818)	(29,818)
Net income attributable to non-controlling interests in consolidated funds	—	(15,618)	(15,618)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(241,785)	(241,785)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$409,810	$(274,388)	$135,422
Corporate investments (6)	$1,383,612	$(342,618)	$1,040,994
Total assets (7)	$3,302,911	$3,792,181	$7,095,092

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds, (b) for management fees, the reclassification of $1,086 of net gains related to foreign-currency hedging activities to general and administrative expense, and (c) for investment income, differences of $19,733 related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $10,269 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $3,819, (c) expenses incurred by the Intermediate Holding Companies of $765, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $39,881, (e) acquisition-related items of $1,751, (f) adjustments of $16,287 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $997 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $8,807 related to third-party placement costs, and (i) $11,650 of net losses related to foreign-currency hedging activities.

(3)
The interest expense adjustment represents the inclusion of interest expense attributable to third-party investors in our CLOs, non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $16,287 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $1,899 in net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.1 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$566,058	$(417,210)	$148,848
Incentive income (1)	230,952	(227,003)	3,949
Investment income (1)	56,873	(18,155)	38,718
Total expenses (2)	(563,216)	(109,205)	(672,421)
Interest expense, net (3)	(26,103)	(129,231)	(155,334)
Other income (expense), net (4)	(2,279)	16,204	13,925
Other income (loss) of consolidated funds (5)	—	(162,622)	(162,622)
Income taxes	—	(15,253)	(15,253)
Net loss attributable to non-controlling interests in consolidated funds	—	1,034,521	1,034,521
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(174,377)	(174,377)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$262,285	$(202,331)	$59,954
Corporate investments (6)	$1,465,195	$(1,291,621)	$173,574
Total assets (7)	$3,229,121	$51,585,676	$54,814,797

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds and (b) for management fees, the reclassification of $10,553 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $12,479 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $103,831, (c) expenses incurred by the Intermediate Holding Companies of $1,477, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $20,242, (e) acquisition-related items of $4,935, (f) adjustments of $17,471 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $44 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $10,861 of net gains related to foreign-currency hedging activities, and (i) other expenses of $71.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $17,471 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $1,267 of net gains related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.